Exhibit C

AMENDMENT NO. 1

TO

DEBT CONVERSION AGREEMENT

BY AND BETWEEN

GRANITE CITY FOOD & BREWERY LTD.

AND

DHW LEASING, L.L.C.

AMENDMENT NO. 1 to Debt Conversion Agreement by and between Granite City Food & Brewery Ltd. (“GCFB”) and DHW Leasing, L.L.C. “(DHW”) effective August 30, 2010.

BACKGROUND

A.            Pursuant to the Debt Conversion Agreement (the “Agreement”) referred to in the initial paragraph of this Amendment No. 1, the parties have agreed that $100,000 of the deferred rent due the Dunham Landlords on October 5, 2010 shall be deferred and be payable, without interest, as follows:  $50,000 on December 5, 2010 and $50,000 on January 5, 2011.

B.            The foregoing deferral is in consideration of a payment by GCFB of $100,000 of GCFB’s indebtedness to DCM in respect to the carrying cost of a loan obtained by DCM to finance the acquisition of real estate in Troy, Michigan.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1.             All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.             Section 4.2(c) of the Agreement is amended by adding the following clause at the end thereof:  “; provided, however, that the sum of $100,000 shall be deferred and shall be payable as follows: (i) $50,000 on December 5, 2010; and (ii) $50,000 on January 5, 2011.

3.             The remainder of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 effective the date first above written.

GRANITE CITY FOOD & BREWERY LTD

By:	/s/ James G. Gilbertson
James G. Gilbertson
Chief Financial Officer

DHW LEASING L.L.C.

By:	/s/ Donald A. Dunham, Jr.
Donald A. Dunham, Jr.,
Managing Member

ACKNOWLEDGEMENT BY DCM

Dunham Capital Management L.L.C. hereby acknowledges its agreement to defer payment of $100,000 as set forth in Section 2 of the foregoing Amendment No. 1 to Agreement.

DUNHAM CAPITAL MANAGEMENT L.L.C.

By:	/s/ Donald A. Dunham, Jr.
Donald A. Dunham, Jr.
Managing Member

AMENDMENT NO. 2

TO

DEBT CONVERSION AGREEMENT

BY AND BETWEEN

GRANITE CITY FOOD & BREWERY LTD.

AND

DHW LEASING, L.L.C.

AMENDMENT NO. 2 to Debt Conversion Agreement (this “Amendment”) by and between Granite City Food & Brewery Ltd. (“GCFB”) and DHW Leasing, L.L.C. (“DHW”) effective as of May 10, 2011.

WITNESSETH:

WHEREAS,          DHW and GCFB entered into a Debt Conversion Agreement dated September 21, 2009, as amended by Amendment No. 1 thereto (the “Debt Conversion Agreement”);

WHEREAS, the parties hereto have entered into an agreement under which GCFB will repurchase 3,000,000 shares of GCFB common stock from DHW, dated February 8, 2011 (the “Stock Repurchase Agreement”) and, in connection with the transactions contemplated by GCFB’s agreement to sell preferred stock to Concept Development Partners, LLC (“CDP”), dated February 8, 2011, (the “Stock Purchase Agreement,”) and have agreed in connection therewith to amend this Debt Conversion Agreement in connection with Section 7.4 of the Debt Conversion Agreement.

NOW, THEREFORE, for good and valuable consideration, the nature, receipt and sufficiency of which are hereby acknowledged, the parties have agreed to amend the Debt Conversion Agreement as set forth below. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Debt Conversion Agreement.

1.             Section 2.5 of the Debt Conversion Agreement is amended by deleting the second paragraph and adding the following language in its place:

“DHW agrees that it will not sell or dispose of any of the Shares from the period from the Closing Date through December 31, 2015, except as provided under the Stock Repurchase Agreement dated February 8, 2011.”

2.             Sections 4.10 (relating to DHW’s right to participate in future issuances) and 4.11 (relating to DHW’s rights to appoint certain GCFB directors) are hereby deleted, and each is replaced with “Removed and Reserved.”

3.             Effect of Amendment. All references to the Debt Conversion Agreement in any document or instrument are hereby amended and shall refer to the Debt Conversion Agreement as amended by this Amendment.  Except as amended hereby, the provisions of the Debt Conversion Agreement shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment effective the date first above written.

GRANITE CITY FOOD & BREWERY LTD.

By:	/s/ James G. Gilbertson
James G. Gilbertson
Chief Financial Officer

DHW LEASING, L.L.C.

By:	/s/ Donald A. Dunham, Jr.
Its:	Managing Member